Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-279847 on Form S-11 of our report dated March 26, 2025, relating to the financial statements of Hines Global Income Trust, Inc., appearing in the Annual Report on Form 10-K of Hines Global Income Trust, Inc. for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP
Houston, Texas
December 10, 2025